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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference, in this Registration Statement on Form S-3 and in the related prospectus, of our report dated March 14, 2008, on the consolidated financial statements of Globalstar, Inc., and the effectiveness of internal control over financial reporting, appearing in Form 10-K of Globalstar, Inc. for the year ended December 31, 2007, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Chizek and Company LLP

Oak Brook, Illinois
March 14, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM